UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2009

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INTERNATIONAL GAME TECHNOLOGY

(Exact name of registrant as specified in its charter)

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Nevada	001-10684	88-0173041
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9295 Prototype Drive, Reno, Nevada  89521

(Address of Principal Executive Office) (Zip Code)

(775) 448-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05

Costs Associated with Exit or Disposal Activities

On January 29, 2009, International Game Technology (IGT, we, our) committed to a plan, as part of ongoing efforts to achieve greater operational efficiencies in a difficult global economy, to further reduce its workforce by approximately 200 manufacturing-related positions.  We believe this restructuring effort will better align our supply chain capacity and resources to the demands of the marketplace.  Combined with our initial 8% workforce reduction announced in November 2008, total staff reductions in the current fiscal year represent just over 10% of our worldwide workforce.

This reduction of 200 manufacturing-related positions is being accomplished through a combination of voluntary and involuntary employee separation arrangements.  We expect to recognize between $7 million and $9 million in non-recurring cash charges for severance and other one-time termination costs during the third quarter of fiscal 2009 in connection with this additional workforce reduction.

Item 7.01

Regulation FD Disclosure.

The full text of the IGT press release announcing additional workforce reductions is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 29, 2009, IGT Announces Additional Workforce Reductions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ PATRICK CAVANAUGH
Patrick Cavanaugh Executive Vice President and Chief Financial Officer

Date:  February 4, 2009